EXHIBIT 99.1

Marathon Patent Group Announces Third Quarter Financial Results and Provides Update on Patent Litigation with Amazon.com

Year Over Year Revenues Increase 108% While Loss Per Share Decreases

LAS VEGAS, Nov. 13, 2018 (GLOBE NEWSWIRE) — Marathon Patent Group, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), today announced its operating results for the three months ended September 30, 2018, as published in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission.

Operating Results for the Three Months Ended September 30, 2018

●	Total revenue increased 108% to $338,673 for the three months ended September 30, 2018 compared to $162,713 for the three months ended September 30, 2017.

●	Operating loss improved to $1.5 million (including non-cash expenses) for the three months ended September 30, 2018 compared to an operating loss of $3.9 million for the three months ended September 30, 2017.

●	GAAP net loss improved to $(0.06) per basic and diluted share for the three months ended September 30, 2018 compared to $(1.06) for the three months ended September 30, 2017.

●	The Company had approximately $3.2 million of cash and cash equivalents as of September 30, 2018.

Minority Owned Special Purpose Entity/Plaintiff Files Suit Against Amazon.

As previously announced, Marathon transferred ownership of various patents to a special purpose entity in which it owns a 30% interest. The transfers resulted in the cancellation of certain indebtedness owed to Fortress Investment Group, LLC. According to various court filings in the case, plaintiffs filed an action that was commenced against Amazon claiming that its Alexa software violates certain claims in the patents. If plaintiffs are successful, and if the recoveries or settlement proceeds are sufficient following litigation expenses and recovery of amounts due in connection with the cancelled loan, the special purpose entity could be entitled to a portion of the net proceeds. There can be no assurance that the plaintiff will be successful or that any recoveries will exceed amounts due under the debt settlement arrangements or that the Company’s 30% interest in the SPE will have any value even if the plaintiffs are successful in their case against Amazon.

Merrick Okamoto, Chief Executive Officer, stated, “We’re pleased to have shown financial improvement for the quarter, including doubling revenues and significantly reducing losses on a per share basis. Looking forward, our management is actively reviewing potential acquisition opportunities. If a successful agreement is reached with a targeted acquisition, we will promptly announce the terms and closing conditions to our shareholders.”

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,188,780	$14,948,529
Accounts receivable - net of allowance for bad debt of $0 and $387,976 for September 30, 2018 and December 31, 2017, respectively	102,098	6,826
Prepaid expenses and other current assets	550,184	92,855
Total current assets	3,841,062	15,048,210

Other assets:
Property and equipment, net of accumulated depreciation of $1,517,694 and $134,513 for September 30, 2018 and December 31, 2017, respectively	3,855,812	10,011
Intangible assets, net of accumulated amortization of $47,451 for September 30, 2018	1,162,549	-
Total other assets	5,018,361	10,011
TOTAL ASSETS	$8,859,423	$15,058,221

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,329,165	$1,961,784
Litigation liability	-	2,150,000
Warrant liability	145,124	1,794,396
Convertible notes payable, net of discounts of $2,290,028 for December 31, 2017		1,763,920

Total current liabilities	1,474,289	7,670,100

Long-term liabilities
Convertible notes payable, net of discounts of $0 for September 30, 2018	999,106	-
Total long-term liabilities	999,106	-
Total liabilities	2,473,395	7,670,100

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, 0 and 5,513 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	-	1
Common stock, $0.0001 par value; 200,000,000 shares authorized; 25,519,940 and 12,477,781 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	2,552	1,248
Additional paid-in capital	104,530,234	97,113,723
Accumulated other comprehensive loss	(450,719)	(450,734)
Accumulated deficit	(97,696,039)	(89,276,117)
Total stockholders’ equity	6,386,028	7,388,121
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,859,423	$15,058,221

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Cryptocurrency mining revenue	$338,672	$-	$1,200,171	$-
Other revenue	-	162,713	66,970	609,650
Total revenues	338,672	162,713	1,267,141	609,650

Operating costs and expenses
Cost of revenue	1,132,570	64,836	2,331,909	1,544,322
Amortization of patents	-	457,419	-	1,803,264
Compensation and related taxes	137,338	1,871,946	803,309	3,718,034
Consulting fees	347,500	133,018	573,286	189,819
Professional fees	126,446	616,125	1,157,246	1,686,955
General and administrative	89,859	213,130	1,212,469	599,416
Patent impairment	-	723,218	-	723,218
Break-up fee - issuance of shares to GBV	-	-	2,850,000	-
Total operating expenses	1,833,713	4,079,692	8,928,219	10,265,028
Operating loss	(1,495,041)	(3,916,979)	(7,661,078)	(9,655,378)
Other income (expenses)
Other income	125,125	2,252,886	108,670	3,151,418
Foreign exchange gain (loss)	(8,003)	(480,240)	(31,096)	(463,191)
Loss on debt extinguishment	-	(283,237)	-	(283,237)
Loss on sale of company	-	(1,519,875)	-	(1,519,875)
Realized gain (loss) on sale of digital currencies	8,760	-	(73,533)	-
Change in fair value adjustment of Clouding IP earn out	-	754,321	-	768,200
Change in fair value of warrant liability	45,595	(1,909,879)	1,593,481	(1,914,786)
Amortization of debt discount	-	-	(2,290,028)	-
Interest income	2,553	931	2,553	2,793
Interest expense	(19,446)	(1,283,223)	(68,891)	(2,416,722)
Loss before income taxes	(1,340,457)	(6,385,295)	(8,419,922)	(12,330,778)
Income tax expense	-	(12,191)	-	(29,433)
Net loss	(1,340,457)	(6,397,486)	(8,419,922)	(12,360,211)
Net loss attributable to non-controlling interests	-	(280,000)	-	(124,714)
Net loss attributable to common stockholders	$(1,340,457)	$(6,677,486)	$(8,419,922)	$(12,484,925)

Net loss per share, basic and diluted:	$(0.06)	$(1.06)	$(0.42)	$(2.24)
Weighted average shares outstanding, basic and diluted:	24,321,788	6,270,299	19,893,901	5,564,465

Net loss attributable to common stockholders	$(1,340,457)	$(6,677,486)	$(8,419,922)	$(12,484,925)
Other comprehensive income:
Unrealized gain on foreign currency translation	-	482,622	15	609,768
Comprehensive loss attributable to Marathon Patent Group, Inc.	$(1,340,457)	$(6,194,864)	$(8,419,907)	$(11,875,157)

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,419,922)	$(12,484,925)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	1,405,147	1,248
Amortization of patents and website	48,222	1,803,264
Realized loss on sale of digital currencies	73,533	-
Change in fair value of warrant liability	(1,593,481)	4,017,729
Impairment of intangible assets	-	704,678
Stock based compensation	496,435	1,523,187
Amortization of debt discount	2,290,028	-
Bad debt allowance	6,826	-
Non-cash interest, discount, and financing costs	-	(4,397,381)
Change in fair value of Clouding earnout	-	(768,200)
Break-up fee - issuance of shares to GBV	2,850,000	-
Non-controlling interest	-	(27,435)
Other non-cash adjustments	-	182,024
Changes in operating assets and liabilities:
Accounts receivables	(102,098)	(28,561)
Digital currencies	(1,098,073)	-
Proceeds from sale of digital currencies	1,024,540	-
Litigation liability	(2,150,000)	-
Prepaid expenses and other assets	(457,329)	(269,693)
Other non current assets	-	201,203
Accounts payable and accrued expenses	(631,873)	(5,262,242)
Net cash used in operating activities	(6,258,045)	(14,805,104)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of patents	(250,000)	-
Disposal of patents	-	2,771,757
Purchase of property and equipment	(5,251,719)	(6,291)
Net cash (used in) provided by investing activities	(5,501,719)	2,765,466
CASH FLOWS FROM FINANCING ACTIVITIES
Payment on note payable	-	(2,741,286)
Proceeds received on issuance of notes payable	-	6,100,000
Proceeds received on private placement	-	5,158,906
Proceeds received on exercise of warrants	-	2,549,084
Net cash provided by financing activities	-	11,066,704

Effect of foreign exchange rate changes	15	16,509

Net decrease in cash and cash equivalents	(11,759,749)	(956,425)
Cash and cash equivalents — beginning of period	14,948,529	4,998,314
Cash and cash equivalents — end of period	$3,188,780	$4,041,889

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest expense	$-	$368,923
Cash paid during the year for income taxes	$-	$29,433

Supplemental schedule of non-cash investing and financing activities:
Common stock issued for acquisition of patents	$960,000	$-
Conversion of Series E Preferred Stock to common stock	$551	$-
Common stock issued for note conversion	$3,055,588	$-
Restricted stock issuance	$44	$-
Revenue share liability incurred in conjunction with note payable	$-	$225,000
Warrant issued in conjunction with common stock issuance	$-	$257,957
Warrants exercised into common shares	$55,791	$-

CONTACT INFORMATION

Name: Jason Assad

Phone: 678-570-6791

Email: Jason@marathonpg.com